EX-23.1
Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated October 24, 2007, accompanying the consolidated financial statements of SPI Petroleum LLC and Subsidiaries as of June 30, 2006 and 2007 and for each of the three years in the period ended June 30, 2007. We have also issued our report dated January 9, 2008, accompanying the balance sheet of Maxum Petroleum Holdings, Inc. as of December 31, 2007. We have also issued our report dated August 10, 2007, accompanying the consolidated financial statements of Canyon State Oil Company, Inc. and Subsidiary as of June 30, 2005 and 2006 and for the years then ended. These reports are contained in Maxum Petroleum Holdings, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 9, 2008